Exhibit 4.4
THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF MAY 7, 2020 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “UBER SUBORDINATION AGREEMENT”), BY AND AMONG UBER TECHNOLOGIES, INC. AS THE SENIOR LENDER, THE OTHER CREDITORS PARTY THERETO AS THE SUBORDINATED LENDERS AND NEUTRON HOLDINGS, INC.
THIS AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF MAY 7, 2020 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “BMO SUBORDINATION AGREEMENT”), BY AND AMONG THE BANK OF MONTREAL AS THE SENIOR LENDER, THE OTHER CREDITORS PARTY THERETO AS THE SUBORDINATED LENDERS AND NEUTRON HOLDINGS, INC.
NOTE AND WARRANT PURCHASE AGREEMENT
THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of May 7, 2020, by and among Neutron Holdings, Inc., a Delaware corporation (the “Company”), and the lenders (each individually a “Lender,” and collectively the “Lenders”) named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.
WHEREAS, each Lender intends to provide certain Consideration to the Company as described for each Lender on the Schedule of Lenders;
WHEREAS, the parties wish to provide for the sale and issuance of such Notes and Warrants in return for the provision by the Lenders of the Consideration to the Company; and
WHEREAS, the parties intend for the Company to issue in return for the Consideration one or more Notes and Warrants to purchase shares of the Company’s Equity Securities.
NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
1.    Definitions.
(a)    “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.
(b)    “Conversion Shares” shall, for purposes of determining the type of Equity Securities issuable upon conversion of the Notes, mean:
(i)    if the Notes are converted to equity pursuant to Section 2.2(a) below, Series 2 Preferred Stock of the Company; and
(ii)    if the Notes are converted to equity pursuant to Section 2.2(b) below, shares of Common Stock.
(c)    “Conversion Price” shall mean the quotient of (1) the Valuation Cap divided by (2) the fully-diluted capitalization of the Company as of 90 days following the initial Closing (assuming conversion, exercise, and exchange of all convertible, exercisable, and exchangeable capital stock of the

Company, including shares available for issuance under any equity incentive or similar plan and the shares to be issued upon conversion of the Notes) (the “Fully Diluted Capitalization”).
(d)    “Corporate Transaction” shall mean any transaction defined as a “Deemed Liquidation Event” in the Company’s current Ninth Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware.
(e)    “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.
(f)    “Initial Public Offering” or “IPO” shall mean the closing of the issuance and sale of shares of Equity Securities of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”).
(g)    “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes.
(h)    “Maturity Date” shall be as set forth in each Note (as defined below).
(i)    “Notes” shall mean the one or more promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.
(j)    “Uber” will mean Uber Technologies, Inc.
(k)    “Valuation Cap” means the sum of (1) $340,000,000 plus (2) the aggregate Consideration under this Agreement plus (3) the aggregate amount paid by Uber pursuant to that certain Note Purchase Agreement, by and between the Company and Uber, dated as of the date hereof.
(l)     “Warrants” shall mean one or more warrants issued pursuant to Section 3 below.
(m)    “Warrant Coverage Amount” shall mean, with respect to any particular Warrant issued to a Lender, ten percent (10%) of the principal amount of the Note issued to such Lender in conjunction with such Warrant, such principal amount not to exceed such Lender’s Note Allocation (as defined in the exchange agreement in the form attached hereto as Exhibit C (the “Exchange Agreement”)).
(n)    “Warrant Exercise Price” shall mean $0.01 per share.
2.    Amount and Terms of the Notes.
2.1    Issuance of Secured Notes. In return for the Consideration paid by each Lender, the Company shall sell and issue to such Lender one or more secured Notes. Each Note shall have a principal balance equal to that portion of the Consideration paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible into Conversion Shares pursuant to Section 2.2 below and shall be secured by the assets of the Company as described in such Notes and any related security agreement.

2.2    Right to Convert Notes.
(a)    Optional Conversion. The principal of any Note (the “Conversion Balance”), may be converted, at the option of the holder thereof, into Conversion Shares. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the Conversion Balance on a Note to be converted on the date of conversion by the Conversion Price. Accrued interest on any Note (the “Interest Balance”) may be converted into shares of Common Stock or paid in cash, at the option of the Company. If the Company elects to convert all or any portion of the Interest Balance into shares of Common Stock, the number of shares of Common Stock to be issued upon such conversion shall be equal to the quotient obtained by dividing the portion of the Interest Balance converted by the fair market value of a share of Common Stock on the date of conversion, as determined in good faith by the Board of Directors of the Company.
(b)    Corporate Transaction or IPO. In the event of a Corporate Transaction or Initial Public Offering prior to full payment of a Note or prior to the time when a Note may be converted (as provided herein), all outstanding principal and unpaid accrued interest due on such Note shall, at Lender’s election, be (i) due and payable in full prior to the closing of the Corporate Transaction or Initial Public Offering or (ii) be converted into Conversion Shares at the Conversion Price.
(c)    No Fractional Shares. Upon the conversion of a Note into Conversion Shares, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price.
(d)    Mechanics of Conversion. Before any Note holder shall be entitled to convert the same into Conversion Shares, such holder shall give written notice to the Company of the election to convert such Notes into Conversion Shares. The Company shall not be required to issue or deliver the Conversion Shares until the Note holder has surrendered the Note to the Company. Such conversion may be made contingent upon the closing of the Initial Public Offering or Corporate Transaction.
3.    Warrants. Upon the Closing (as defined in Section 4.1 below), and in return for the Company’s receipt of the principal amount of the Notes, certain Lenders shall receive a warrant to purchase shares of the Company’s Common Stock in the form attached hereto as Exhibit B (the “Warrant”). Lenders will receive a Warrant only if (a) such Lender is an existing stockholder of the Company, (b) the Closing of the Lenders’ Note occurs within 20 business days of the initial Closing. Each Warrant shall be exercisable for that number of shares (the “Warrant Shares”) of Common Stock determined by dividing (i) the Warrant Coverage Amount by (ii) the Valuation Cap divided by the Fully Diluted Capitalization. The exercise price for the Warrant Shares purchasable upon exercise of the Warrants shall be equal to the Warrant Exercise Price.
4.    Closing Mechanics.
4.1    Closing. The initial closing (the “Closing”) of the purchase of the Notes and issuance of the Warrants in return for the Consideration paid by each Lender shall take place remotely via the exchange of signatures on the date hereof, or at such other time and place as the Company and Lenders purchasing a majority in interest of the aggregate principal amount of the Notes to be sold at the Closing agree upon orally or in writing. At the Closing, each Lender shall deliver the Consideration to the Company and the Company shall deliver to each Lender one or more executed Notes and Warrants in return for the respective Consideration provided to the Company.

4.2    Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”), the Company may sell additional Notes and Warrants subject to the terms of this Agreement to any Lender as it shall select, provided that (a) such sale shall not take place later than 90 days after the initial Closing, (b) the aggregate amount of Consideration does not exceed $85,000,000. Any subsequent purchasers of Notes and Warrants shall become a party to, and shall be entitled to receive Notes and Warrants in accordance with this Agreement. Each Subsequent Closing shall take place at such locations and at such times as shall be mutually agreed upon orally or in writing by the Company and such purchasers of additional Notes and Warrants.
4.3    Exchange. In the event an existing holder of shares of Common Stock of the Company issued upon conversion of shares of preferred stock of the Company (a “Existing Preferred Holder”) purchases a Note, such Existing Preferred Holder may enter into an agreement with the Company exchanging certain shares of the Existing Preferred Holder’s Common Stock of the Company for shares of Series 1 Stock of the Company (as defined in the Ninth Amended and Restated Certificate of Incorporation on file with the Secretary of State of the State of Delaware), on the terms set forth in the Exchange Agreement.
5.    Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:
5.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.
5.2    Authorization. Except for the authorization and issuance of the shares issuable in connection with any Corporate Transaction or Initial Public Offering, all corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Notes and the Warrants. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement, the Notes and the Warrants, the valid and enforceable obligations they purport to be. Except as otherwise indicated in this Section 5.2, the issuance of the Notes, or their subsequent conversion into Conversion Shares, will not be subject to the preemptive rights of any stockholder of the Company. The Company has authorized sufficient shares of Series 3 Preferred Stock, Series 2 Preferred Stock, and Common Stock to allow for conversion of the Notes and exercise of the Warrants as described in Section 2.2 and Section 3.
5.3    Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes and the Warrants will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation or bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.
5.4    Valid Issuance of Common Stock and Preferred Stock. The Warrant Shares to be issued, sold and delivered in accordance with the terms of the Warrants will be duly authorized and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Conversion Shares to be issued, sold and delivered upon conversion of the Notes will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lenders in this Agreement, will be issued in compliance with all applicable federal and state securities laws.
5.5    Reliance on other Representations and Warranties. The Lenders will be entitled to rely on the representations and warranties made to Uber pursuant to that certain Note Purchase Agreement by and between the Company and Uber dated on or around the date hereof (the “Uber NPA”) as if the Lenders were a party to such agreement, provided however, that any such reliance is limited solely to the representations and warranties made in Section 4 of the Uber NPA, and no other portion of the Uber NPA, and waiver of breach of such representations and warranties by Uber will be effective and binding as a waiver by all parties, including the Lenders.
6.    Representations and Warranties of the Lenders. In connection with the transactions provided for herein, each Lender hereby represents and warrants to the Company that:
6.1    Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Agreement.
6.2    Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes, the Warrants, the Conversion Shares, and any Common Stock issuable upon conversion of the Conversion Shares (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.
6.3    Disclosure of Information. Each Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.
6.4    Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.
6.5    Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.
6.6    Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.
6.7    Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 6, Section 9.11 and:
(a)    There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(b)    (i) Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in extraordinary circumstances.
6.8    Legends. It is understood that the Securities may bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”
“THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF MAY 7, 2020 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), BY AND AMONG UBER TECHNOLOGIES, INC. AS THE SENIOR LENDER, THE OTHER CREDITORS PARTY THERETO AS THE SUBORDINATED LENDERS AND NEUTRON HOLDINGS, INC.”
“THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF MAY 7, 2020 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), BY AND AMONG THE BANK OF MONTREAL AS THE SENIOR LENDER, THE OTHER CREDITORS PARTY THERETO AS THE SUBORDINATED LENDERS AND NEUTRON HOLDINGS, INC.”

7.    State Commissioners of Corporations.
7.1    California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
8.    Defaults and Remedies.
8.1    Events of Default. The following events shall be considered “Events of Default” with respect to each Note:
(a)    The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;
(b)    The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;
(c)    Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;
(d)    Any default or defined event of default that has not otherwise been cured or forgiven shall occur under any agreement to which the Company or any of its subsidiaries is a party that evidences indebtedness of $ 10,000,000 or more; or
(e)    The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement, the Notes, the Warrants or the Security Agreement within 30 days after written notice from the Majority Note Holders to perform or observe the obligation.
8.2    Remedies. Upon the occurrence of an Event of Default under Section 8.1 hereof, at the option and upon the declaration of the holder of a Note, the entire unpaid principal and accrued and unpaid interest on such Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise.
9.    Miscellaneous.
9.1    Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Majority Note Holders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2    Governing Law. This Agreement, the Notes and the Warrants shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.
9.3    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
9.4    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.5    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 9.5):
If to the Company:
Neutron Holdings, Inc.
85 2nd Street
San Francisco, CA 94105
Attention: Legal Department
If to Lenders:
At the respective addresses shown on the signature pages hereto.
9.6    Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
9.7    Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
9.8    Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes and the Warrants to each of the Lenders are separate sales. Nonetheless, any term of this Agreement, the Notes or the Warrants may be amended and the observance of any term of this Agreement, the Notes or the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Note Holders, provided however, that any change to the terms of conversion of the Notes (including without limitation, the definitions of Conversion Price or Valuation Cap) will also require the consent of Uber. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note or Warrant purchased under this Agreement at the time outstanding and each future holder of all such Notes or Warrants.
9.9    Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 9.8 hereof, the Majority Note Holders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note and Warrant issued to such Lender.
9.10    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
9.11    “Market Stand-Off” Agreement. Each Lender hereby agrees that it will be bound by Section 2.11 of that certain Amended and Restated Investors’ Rights Agreement by and among the Company, the Lenders, and certain other investors, dated on or around the date hereof, as amended from time-to-time (the “Investors’ Rights Agreement”), and agrees that a legend reading substantially as set forth in Section 2.12(b) of the Investors Rights Agreement will be placed on all certificates representing all Conversion Shares of each Lender.
9.12    Stock Purchase Agreement. Each Lender understands and agrees that the conversion of the Notes into and exercise of the Warrants for Conversion Shares may require such Lender’s execution of certain agreements (in form reasonably agreeable to the Lender) relating to the purchase and sale of such securities.
9.13    Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.
9.14    Acknowledgement. In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock or Preferred Stock underlying the Conversion Shares that occur prior to the conversion of the Notes or exercise of the Warrants.
9.15    Further Assurance. From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as any Lender may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.
9.16    Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
9.17    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the Uber Subordination Agreement or the BMO Subordination Agreement, the provisions of the Uber Subordination Agreement or the BMO Subordination Agreement, as applicable, shall govern.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORROWER:

NEUTRON HOLDINGS, INC.

By:	/s/ Wayne Ting
Print Name: Wayne Ting
Title: Chief Executive Officer
SIGNATURE PAGE TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
SIGNATURE PAGE TO PURCHASE AGREEMENT

LENDERS:

GV 2019, L.P.
By: GV 2019 GP, L.P., its General Partner
By: GV 2019 GP, L.L.C., its General Partner

By:	/s/ Daphne Chang
Print Name: Daphne Chang
Title: Authorized Signatory

ALPHABET HOLDINGS LLC

By:	/s/ Kenneth H. Yi
Print Name: Kenneth H. Yi
Title: President

INSTITUTIONAL VENTURE PARTNERS XVI, L.P.
By: Institutional Venture Management Holdings XVI, LLC Its: General Partner
By: Institutional Venture Management XVI, LC Its: Manager

By:	/s/ Somesh Dash
Print Name: Somesh Dash
Title: Managing Director

BAIN CAPITAL VENTURE FUND 2019, L.P.
By: Bain Capital Venture Investors 2019, LLC, its general partner
By: Bain Capital Venture Investors, LLC, its manager

By:	/s/ Sarah Smith
Print Name: Sarah Smith
Title: Managing Director

BCV 2019-MD PRIMARY, L.P.
By: Bain Capital Venture Investors 2019, LLC, its general partner

By: Bain Capital Venture Investors, LLC, its manager

By:	/s/ Sarah Smith
Print Name: Sarah Smith
Title: Managing Director

BCIP VENTURE ASSOCIATES II, L.P.
By: Boylston Coinvestors, LLC, its General Partner

By:	/s/ Sarah Smith
Print Name: Sarah Smith
Title: Managing Director

BCIP VENTURE ASSOCIATES II-B, L.P.
By: Boylston Coinvestors, LLC, its General Partner

By:	/s/ Sarah Smith
Print Name: Sarah Smith
Title: Managing Director

FIFTH WALL VENTURES, L.P.
By: Fifth Wall Ventures GP, LLC Its: General Partner

By:	/s/ Brendan Wallace
Print Name: Brendan Wallace
Title: Managing Director

UZ MICROMOBILITY PROJECT, SPV I, A SERIES OF UZ MANAGEMENT CAPITAL, LLC By: UZ Micromobility Management, LLC

By:	/s/ Pablo Massana
Print Name: Pablo Massana
Title: Manager

By:	/s/ David Gannon

Print Name: David Gannon
Title: Director, Theoden Director Services Limited for and on behalf of Winterfell Limited

GREENOAKS CAPITAL OPPORTUNITIES FUND, L.P.
By: Greenoaks Capital (MTGP), L.P., its general partner By: Greenoaks Capital (TTGP), Ltd., its general partner

By:	/s/ Benjamin Peretz
Print Name: Benjamin Peretz
Title: Director

FRANKLIN BLACKHORSE, L.P.
By: Franklin Venture Partners, LLC Blackhorse Series, a Delaware series limited liability company By: Franklin Advisers, Inc., a California corporation, its Managing Member

By:	/s/ Michael McCarthy
Print Name: Michael McCarthy
Title: EVP

137 Ventures IV, LP, a Delaware limited partnership
By: 137 Ventures IV, LLC, a Delaware limited liability company as general partner

By:	/s/ Andrew P. Laszlo
Name: Andrew P. Laszlo
Title: Managing Member

IQ HOLDINGS LIMITED

By:	/s/ Mara Alido-Spencer
Name: Mara Alido-Spencer
Title: Authorised Signatory

SALIX INVESTMENTS, LLC

By:	/s/ Erron Smith
Name: Erron Smith
Title: Secretary

BAKER FAMILY TRUST

By:	/s/ Edward Baker
Name: Edward Baker
Title: Trustee

SUTTER ROCK CAPITAL CORP.

By:	/s/ Mark Klein
Name: Mark Klein
Title: Chief Executive Officer

DING ZHOU LIVING TRUST

By:	/s/ Ding Zhou
Name: Ding Zhou
Title: Trustee

GREEN BAY VENTURES, LLC By: Green Bay Ventures Manager, LLC Its: Managing Member By: Green Bay Advisors Venture, LLC Its: Managing Member

By:	/s/ Anthony Schiller
Name: Anthony Schiller
Title: Managing Member

WELIGHT CAPITAL L.P.

By:	/s/ WU XTAOGUANG
Name: WU XTAOGUANG
Title: Director

ASCOLTA VENTURES, LLC

By:	/s/ Daniel J. Bergeson
Name: Daniel J. Bergeson
Title: Managing Partner

By:	/s/ Myles B. Shear
Name: CASUAL MGMT. LLC. - Myles B. Shear
Title: MGRM

LVC AM LLC

By:	/s/ Michael J. Sharp
Name: Michael J. Sharp
Title: Authorized Person

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (LSVF)

By:	/s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (SBST)

By:	/s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (DAPER I)

By:	/s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory

WEST INVESTMENTS V, LLC

By:	/s/ Robert P Hrtica
Name: Robert P Hrtica
Title: Manager

YOUWEB LLC

By:	/s/ A. Peter Relan
Name: A. PETER RELAN
Title: Managing Member

By:	/s/ Yu Wang
Name: Yu Wang
Title:

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY BLUE CHIP GROWTH COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY FLEX LARGE CAP GROWTH FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY BLUE CHIP GROWTH K6 FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY BLUE CHIP GROWTH INSTITUTIONAL TRUST
By its manager Fidelity Investments Canada ULC

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY SECURITIES FUND: FIDELITY SERIES BLUE CHIP GROWTH FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIAM TARGET DATE BLUE CHIP GROWTH COMMINGLED POOL
By: Fidelity Institutional Asset Management Trust Company as Trustee

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY PURITAN TRUST: FIDELITY PURITAN FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY FOUNDERS INVESTMENT TRUST
By its manager Fidelity Investments Canada ULC

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

VARIABLE INSURANCE PRODUCTS FUND III: GROWTH OPPORTUNITIES PORTFOLIO

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR GROWTH OPPORTUNITIES FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY ADVISOR SERIES I: FIDELITY ADVISOR SERIES GROWTH OPPORTUNITIES FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY GROWTH COMPANY COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY K6 FUND

By:	/s/ Chris Maher
Chris Maher, Authorized Signatory

By:	/s/ Samih Toukan
Name: Samih Toukan

ALPHA ANNEX CITRUS FUND LLC – SERIES II
By: Alpha Ventures Partners LLC, its manager

By:	/s/ Stephen B. Brotman
Name: Stephen B. Brotman
Title: Manager

ALRAI HOLDINGS LIMITED

By:	/s/ Vinay Menda
Name: Vinay Menda
Title: Authorized Signatory

AMERICAN INVESTMENT HOLDINGS LLC

By:	/s/ Jeffrey N. Vinik
Name: Jeffrey N. Vinik
Title: Chairman and Managing Member

AH PARALLEL FUND V, L.P.
for itself and as nominee for
AH Parallel Fund V-A, L.P.,
AH Parallel Fund V-B, L.P., and
AH Parallel Fund V-Q, L.P.
By: AH Equity Partners V (Parallel), L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name: Scott Kupor
Title: Authorized Signatory

ANDREESEN HOROWITZ FUND IV, L.P.
for itself and as nominee for
Andreessen Horowitz Fund IV-A, L.P.,
Andreessen Horowitz Fund IV-B, L.P. and
Andreessen Horowitz Fund IV-Q, L.P.
By: AH Equity Partners V, L.L.C.
Its general partner

By:	/s/ Scott Kupor
Name: Scott Kupor
Title: Authorized Signatory

CONSW1, L.P.

By:	/s/ Scott Kupor
Name: Scott Kupor
Title: Authorized Signatory

CLF PARTNERS, L.P.

By:	/s/ Scott Kupor
Name: Scott Kupor
Title: COO

THE SAM BARSHOP GRANDCHILDREN IRREVOCABLE TRUST

By:	/s/ Bruce Barshop
Name: Bruce Barshop
Title: Trustee

MOUNT HURON VENTURES, LLC

By:	/s/ Peter Smith
Name: Peter Smith
Title: COO

IOSTESSO HOLDINGS INC.

By:	/s/ Charles Flicker
Name: Charles Flicker
Title: Assistant-Secretary

M. BRADLEY SMITH AND MICHELE L. TRUFELLI LIVING TRUST

By:	/s/ M Bradley Smith
Name: M Bradley Smith
Title: Manager

MONTEZUMA FUND II LP

By:	/s/ Matt Wiles
Name: Matt Wiles
Title: Authorized Signatory

MONTEZUMA FUND III LP

By:	/s/ Matt Wiles
Name: Matt Wiles
Title: Authorized Signatory

MATTHEW K. SMITH REVOCABLE TRUST

By:	/s/ Matthew Smith
Name: Matthew Smith
Title: President

PENTLAND GROUP LIMITED

By:	/s/ B A Mosheim
Name: B A Mosheim
Title: Director

THE ADAM SCHWARTZ REVOCABLE TRUST

By:	/s/ Adam Schwartz
Name: Adam Schwartz
Title: Trustee

LIGHTVC, LTD.

By:	/s/ Elaine Saverin
Name: Elaine Saverin
Title: Director

DAXN, Inc.

By:	/s/ Daniel L. Dominguez
Name: Daniel L. Dominguez
Title: President

LI FUND II, A SERIES OF FJ LABS FUNDS, LP

By:	/s/ Fabrice Grinda
Name: Fabrice Grinda
Title: Authorized Person of the General Partner

Next Play Capital II, L.P.
By: Next Play Capital GP II, LLC
Its: General Partner

By:	/s/ Eric Valle
Name: Eric Valle
Title: Operating Partner

NPC Lime, LLC
By: Next Play Capital GP II, LLC
Its: General Partner

By:	/s/ Eric Valle
Name: Eric Valle
Title: Operating Partner

ACP Venture Capital Fund II LLC

By:	/s/ Anthony Simone
Name: Anthony Simone
Title: Manager

Akkadian Ventures IV, LP
By: Akkadian Ventures GP IV, LLC
Its: General Partner

By:	/s/ Mike Gridley
Name: Mike Gridley
Title: Managing Director

AME CLOUD VENTURES, LLC

By:	/s/ Gregory R. Hardester
Name: Gregory R. Hardester
Title: Manager

The Back Family Trust

By:	/s/ Gregory F. Back
Name: Gregory F. Back
Title: Trustee

BAO TRUST DATED MAR-10 2020

By:	/s/ Zhoujia Bao
Name: Zhoujia Bao
Title: Trustee

Basis Set Ventures I, L.P.
By: Basis Set Ventures GP I, LLC
Its: General Partner

By:	/s/ Xuezhao Lan
Name: Xuezhao Lan
Title: Managing Member

Bling Capital Fund I Opps L.P.

By:	/s/ Ben Ling
Name: Ben Ling
Title: Authorized Signatory

Bling Capital Fund I Opps-A L.P.

By:	/s/ Ben Ling
Name: Ben Ling
Title: Authorized Signatory

Bling Capital SPV A Neutron Holdings LP

By:	/s/ Ben Ling
Name: Ben Ling
Title: Authorized Signatory

BMW I VENTURES SCS, SICAV RAIF,
duly represented by BMW i Ventures, Inc., itself duly represented by Michael Hammer and Ulrich Quay

By:	/s/ Michael Hammer
Name: Michael Hammer
Title: CFO

By:	/s/ Ulrich Quay
Name: Ulrich Quay
Title: President

THE BROOD, LLC — SUB FUND 1
By: Hillspire, LLC, its Manager

By:	/s/ Maria Seferian
Name: Maria Seferian
Title: General Counsel

By:	/s/ Carolyn Bao
Name: Carolyn Bao

The Lu Daisy Li Living Trust

By:	/s/ Lu Li
Name: Lu Li
Title: Authorized Signatory

DCM Opportunity Fund II, L.P.
By: DCM Opportunity Fund Investment Management II, L.P., its General Partner
By: DCM Opportunity Fund International II, Ltd., its General Partner

By:	/s/ Matthew C. Bonner
Name: Matthew C. Bonner
Title: Authorized Signatory

DG Ventures, Inc.

By:	/s/ Masahi Tanaka
Name: Masahi Tanaka
Title: Executive Vice President and COO

Dream Space Limited

By:	/s/ Junzhang Liang
Name: Junzhang Liang
Title: Director

Global Opportunity I, LLC the General Partner of Global Opportunity I, L.P.

By:	/s/ Andrew Lebovitz
Name: Andrew Lebovitz
Title: Manager

GUO & WANG Holdings Limited

By:	/s/ Ruolin Wang
Name: Ruolin Wang
Title: Director

HMC-GSV LM, Fondo de Inversion Privado

By:	/s/ Ricardo Mogrovejo
Name: Ricardo Mogrovejo
Title: CEO

By:	/s/ Alvaro Allende
Name: Alvaro Allende
Title: Head of Front Office

Hyperion Inc.

By:	/s/ Qi Ga
Name: Qi Gao
Title: Owner and Sole Director

Intellectus Ventures, LLC
By: Intellectus Partners, LLC
Its: Managing Member

By:	/s/ David J. La Placa
Name: David J. La Placa
Title: Managing Member

J-Brothers-Fund-II, a series of AngelList Funds, LP
By: Fund GP, LLC its General Partner
By: Belltower Fund Group, Ltd., its Manager

By:	/s/ Meghan Christenson
Name: Meghan Christenson
Title: Authorized Person

By:	/s/ JaVale McGee
Name: JaVale McGee

JIE ZHAO

By:	/s/ Jie Zhao
Name: Jie Zhao

KDDI Open Innovation Fund III L.P.
By: Global Brain Corporation, its general partner

By:	/s/ Yasuhiko Yurimoto
Name: Yasuhiko Yurimoto
Title: President & CEO

Kevin Diestel

By:	/s/ Kevin Diestel
Name: Kevin Diestel
Title: Authorized Signatory

Liangchi Holding

By:	/s/ Cher Liang
Name: Cher Liang

Marbach Elevations LLC

By:	/s/ Daniel Graf
Name: Daniel Graf
Title: Sole Proprietor

Math + Magic XII, LLC

By:	/s/ Jared Leto
Name: Jared Leto
Title: Member

MERITECH CAPITAL AFFILIATES V L.P.

By: Meritech Capital Associates V L.L.C., its General Partner

By:	/s/ Paul S. Madera
Paul S. Madera, Managing Member

MVP OPPORTUNITY FUND VI LLC
By: MVP Manager LLC

By:	/s/ Eric Brachfeld
Name: Eric Brachfeld
Title: Manager

Nokia Growth Partners IV, L.P.
By: NGP GP IV, LLC
Its General Partner

By:	/s/ Monica Johnson
Name: Monica Johnson
Title: Vice President

O’BRIEN FAMILY 2003 TRUST

By:	/s/ Eric O’Brien
Name: Eric O’Brien
Title: Trustee

SAV NEUTRON, LLC
By: St. Augustine Capital Partners, Manager

By:	/s/ Amanda Bush
Name: Amanda Bush
Title: Authorized Signatory

Section 32 Fund 1, LP
By: Section 32 GP 1, LLC, its general partner

By:	/s/ Jennifer L. Kercher
Name: Jennifer L. Kercher
Title: Chief Operating Officer

SHARESPOST 100 FUND
By: SP Investments Management, LLC
its Investment Advisor

By:	/s/ Kevin Moss
Name: Kevin Moss
Title: COO and Managing Director

Shen Wang Limited

By:	/s/ Dong Liyong
Name: Dong Liyong

The Board of Trustees of the Leland Stanford Junior University (SEVF II)

By:	/s/ Sabrina Liang
Name: Sabrina Liang
Title: Authorized Signatory

Summer Beauty Limited

By:	/s/ Jackson Law
Name: Jackson Law
Title: Director

Tachyon Expedition LLC

By:	/s/ Yuye Zhang
Name: Yuye Zhang
Title: Authorized Signatory

Tech Partners Holdings – Lime LP
By: Tech Partners Holdings GP — Lime LLC

By:	/s/ Michael Cullen
Name: Michael Cullen
Title: Member

THIRTY FIVE VENTURES FUND I, LLC

By:	/s/ Rich Kleiman
Name: Rich Kleiman
Title: President

4J FAMILY TRUST

By:	/s/ Jai Das
Name: Jai Das
Title: Authorized Signatory

CHRISTIANE MARIA DORRELL AND DEAN VINCENT DORRELL AS TRUSTEES FOR CM & DV DORRELL SUPER FUND

By: /s/ Dean Dorrell & Christiane Dorrell
Name: Dean Dorrell & Christiane Dorrell
Title: Authorized Signatory

ELLIS LEGACY LIVING TRUST

By:	/s/ James F. Ellis
Name: James F. Ellis
Title: Trustee

G&W HOLDING LIMITED

By:	/s/ Yu Wang
Name: Yu Wang
Title: Owner

Christopher Hulls 2017 Trust

By:	/s/ Christopher Hulls
Name: Christopher Hulls
Title: Authorized Signatory

Prelude Fund, LP
By: Prelude Ventures LLC, its General Partner

By:	/s/ Gabriel Kra
Name: Gabriel Kra
Title: Managing Director

Valhalla Fund Pty Ltd ATF The Valhalla Fund

By:	/s/ James Steele Synge
Name: James Steele Synge
Title: Authorized Signatory